Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Completes Acquisition of First HEBioT™ Renewable Waste Facility License from Entsorgafin S.P.A. for a Combination of $6.1 Million in Cash and Common Stock

Transaction expected to boost balance sheet assets by $5.2 million as Company begins preparations to meet qualifications for a national stock exchange listing

CHESTNUT RIDGE, NY – November 2, 2017 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB: BHTG), a green technology company that develops and deploys innovative and disruptive waste management technologies, today announced that it has completed the acquisition of its first HEBioT renewable waste facility license from Ensorgafin S.P.A (“Entsorga”) in exchange for a combination of approximately 1,036,000 shares of BioHiTech common stock and $838,000 in cash to be paid through March 31, 2018.

BioHiTech controls the exclusive U.S. development rights for Entsorga’s patented HEBioT solid waste processing technology in 11 northeastern states and the District of Columbia. As part of the terms of those development rights, the Company is required to pay a licensing fee to Entsorga based on designed annual processing capacity. This first license, valued at $6.1 million, provides for a designed capacity of 165,000 tons per year which the Company estimates could generate approximately $12 million in annual revenue upon reaching full utilization. The Company expects to use the license for a planned project in New York State.

Frank E. Celli, CEO of BioHiTech, commented, “We are excited to take this significant step forward in our Company’s corporate evolution. This transaction accomplishes a number of strategic goals of BioHiTech including paving the way for us to build our first HEBioT facility, significantly enhancing our balance sheet as we work to meet the qualifications for an uplisting to a national stock exchange, and strengthening our relationship with Entsorga as it now becomes a significant stakeholder in our company. Together, I am confident that we can create significant future value for our stockholders as we roll out this important renewable waste technology.”

For a more detailed description of the transaction please view the Company’s Form-8K filing with the SEC on November 2, 2017.

About Entsorga’s HEBioT Technolgy

Entsorga’s HEBioT solid waste processing technology has been successfully deployed at seven facilities located throughout Europe which currently process in excess of 1 million tones of solid waste per year of waste. The HEBioT process recovers almost 80% of municipal solid waste by integrating OEM sorting equipment with patented MBT (Mechanical/Biological Treatment) technologies into a dedicated processing facility. The disposal of waste using this system is cost effective and results in a number of environmental benefits including:

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•	A significant reduction in the amount of mixed municipal solid waste that ultimately is disposed of in landfills.

•	The recovery of bio-mass, plastics and other carbon materials.

•	The production of an EPA recognized, high calorific, solid recovered fuel to help reduce harmful emissions.

For a more detailed description of Entsorga’s HEBioT solid waste processing technology please view the following video https://www.youtube.com/watch?v=CHhfSrdkOmM.

About BioHiTech Global

BioHiTech Global (OTCQB: BHTG), “The Company” headquartered in Chestnut Ridge NY, develops and deploys innovative and disruptive waste management technologies. The combined offerings of BioHiTech Global offer our customers a full suite of technology based disposal options capable of having a significant impact on waste generation while providing a true zero landfill environment. With options for both on and off site biological treatment of waste, BioHiTech Global is a leader in zero waste solutions for businesses and municipalities. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

Director, Corporate Communications

Direct: 845-262-1081

lgiovannielli@biohitech.com

www.biohitech.com

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